                      CONFIDENTIAL TREATMENT REQUESTED
                   UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                           200.83 and 240.24b-2










                                                 LICENSE AND SUPPORT AGREEMENT
------------------------------------------------------------------------------














between

HANIL VALENCE CO., LTD.

and

VALENCE TECHNOLOGY B.V.

on

_____________, 1996

THIS AGREEMENT, entered into as of ___________, 1996 ("Effective Date") by and between Valence Technology B.V. with offices at Hirsch Gebouw, Leidseplein 29, 1017 PS Amsterdam, The Netherlands ("Valence") and Hanil Valence Co., Ltd., with offices at YoJin Tower, 713-6, PungDukChun-Ri, SuJi-Eup, YongIn-Si, KyongGi-Do, Korea ("Hanil Valence Co.").

WHEREAS, Valence has the knowledge, expertise and technology to design, develop, manufacture and sell solid polymer electrolyte batteries, and Valence owns or has rights to certain patents, trademarks, know-how, technology and other intellectual property related to the design, manufacture, and sell such batteries, and the laminates that are used in such batteries;

WHEREAS, Hanil Valence Co. desires to enter the business of designing, manufacturing, marketing, selling, repairing, installing, maintaining, exploiting, applying, distributing and dealing in products that use such batteries;

WHEREAS, Hanil Valence Co., initially having no technology or know-how of its own on solid polymer electrolyte battery technology, desires to license from Valence the certain technology and know-how, and obtain from Valence certain support.

NOW, THEREFORE, In consideration of the mutual covenants and promises herein set forth, Joint Venture Hanil Valence Co. and Valence agree as follows:

1.    DEFINITIONS

1.1 AFFILIATED COMPANIES shall mean all subsidiaries, parent companies, and subsidiaries of parent companies, where the party or parent owns at least fifty percent (50%) of the subsidiary, or where the party's parent owns at least fifty percent (50%) of the party.

1.2 APPLICATIONS shall mean any application into which the Batteries may be incorporated, except for those applications for which Valence has already granted an exclusive license to another party, such as automotive, traction and utility load leveling markets licensed to General Motors, and personalized lighting systems and uninterruptable power supplies licensed to Goldtron Ltd.

1.3 BATTERIES shall mean the advanced rechargeable solid polymer electrolyte batteries manufactured by Hanil Valence Co. utilizing Laminate based on the solid polymer electrolyte technology owned by Valence.

1.4 GOVERNMENT APPROVAL shall mean of this Agreement, and other Transaction Documents, and the parties performance under the Agreement and other Transaction Documents ("Agreements and Performance"), such approval of or confirmation or consent to the Agreements and Performance together with such license, permits, or other permissions reasonably required for the Agreements and Performance, all as the statutes, decrees, regulations, and rules of governmental authority within Korea (collectively "Legal Authority"), may require to be obtain in connection with the Agreements and Performance from such Legal Authority or from political subdivisions thereof. Wherever "Government Approval" is used herein, it shall be interpreted and construed to include the requirement that such approval be in form and substance acceptable to the parties hereto.

1.5 INTELLECTUAL PROPERTY RIGHTS shall mean all copyright, patent rights, trademark rights and all common law rights connected therewith and all other intellectual property rights, and shall include rights to new inventions, discoveries, works of authorship and improvements made during the term of this agreement. Improvement shall mean any modification and/or innovation of Batteries for Applications developed by a party during the term of this Agreement, which is related to, or is useful in the commercial production of Batteries for Applications.

1.6 LAMINATES shall mean cathode, separator and anode laminates, or films, of the Battery, produced exclusively by Valence.

                          CONFIDENTIAL TREATMENT REQUESTED


1.7 SUBSIDIARY shall mean a subsidiary, where the party owns at least fifty percent (50%) of the subsidiary.

1.8   TERRITORY shall mean Korea.

1.9 TRANSACTION DOCUMENTS shall mean this Agreement, the Battery Laminate Supply Agreement and any other document contemplated in this Agreement or entered into by the parties or between each party and Hanil Telecom Co., Ltd., including the Joint Venture Agreement, in connection with this Agreement.

1.10  US$ shall mean the lawful currency of the United States of America.

1.11  WON shall mean the lawful currency of Korea.

2.    LICENSES

2.1   Valence hereby grants to Hanil Valence Co. a personal,
non-transferable, non-sublicensable license to all of Valence's Intellectual Property Rights and know-how necessary to design, manufacture, use, sell, and distribute Batteries, using Laminate supplied exclusively by
Valence [                                             ] for use in
Applications in the Territory. This license shall be exclusive in the Territory.

2.2 Valence hereby grants to Hanil Valence Co. the right to manufacture, assemble, fabricate and package Batteries, using Valence supplied Laminate, for Applications of Valence as a sub-contractor of Valence, upon terms and conditions to be agreed between Hanil Valence Co. and Valence.

2.3 Hanil Valence Co. hereby grants to Valence, and its Affiliated Companies, a non-exclusive, personal non-transferable, non-sublicensable license to all of Hanil Valence Co.'s Intellectual Property Rights in respect of Batteries and associated technologies such as chargers and control circuits, except to design, manufacture, use, sell, and distribute Batteries for use in Applications in the Territory. Notwithstanding the forgoing, such license shall be assignable incident to the transfer of all or substantially all of Valence's, or its Affiliated Companies', business.

2.4 Patents arising out of inventions made jointly by employees of Valence and Hanil Valence Co. shall be jointly owned by the parties. The parties shall mutually agree as to which party shall file any resulting patent applications. The cost for such applications shall be equally shared.

2.5 Valence hereby grants to Hanil Valence Co. a non-exclusive, personal, non-transferable, non-sublicensable license to Valence's Trademarks necessary to market, sell, and distribute Batteries for use in Applications, in the Territory. Hanil Valence Co.'s use of the Valence trademarks shall inure to the benefit of Valence, and Hanil Valence Co. shall not register nor attempt to register such trademarks in its own name. Other than the rights granted herein, each party recognizes the right, title, and interest of the other party and its affiliates in and to all service marks, trademarks, and trade names used by the other and agrees not to use any of the other party's service marks, trademarks, and trade names without the other party's express written permission, other than provided herein. Any promotional material produced by Hanil Valence Co. that specifically references any Battery performance specifications or promotes the additional value of such Batteries, shall also include a reference to Valence and an appropriate promotional copy supplied by Valence. Valence must approve any specifications prior to publication or distribution.

2.6 Hanil Valence Co. shall mark all its Batteries with the Valence logo and/or name under the license provided above. Because Valence's logo and/or name will be on the Batteries, Valence shall have right to stop manufacturing, sales and/or distribution of Batteries, if, in Valence's sole judgement, there is any safety defect. Additionally, Valence shall have the right to cause Hanil Valence Co. to conduct a recall of Batteries, if such a defect is discovered in Batteries already distributed outside Hanil Valence Co. Further, Valence shall review design and quality of products

                          CONFIDENTIAL TREATMENT REQUESTED

to assure such products meet Valence design and quality standards. Hanil Valence Co. shall provide representative samples of Batteries prior to their first sale, and upon incorporation of any material change.

2.7 Hanil Valence Co. shall market and sell the Batteries for the Applications under names, trade marks, trade names, designs, logos and get-up and all other trademark rights relating to the marketing and sale of the Batteries for the Applications. Such Hanil Valence Co. created trademarks, except for any marks derived from, identical with or similar to Valence's trademarks or trade name, shall belong to and be the absolute property of Hanil Valence Co.

2.8   Hanil Valence Co. shall pay Valence license and support fees of:

2.8.1[                                 ] and

2.8.2[                                   ], or sooner as mutually agreed by
the parties.

2.9 However, should a tax exemption not be available for these license and support fees, and Valence incurs a withholding tax, Hanil Valence Co. shall increase the fee amounts such that Valence has the above amounts after the payment of the withholding taxes.

2.10 The parties acknowledge that other, potentially broader, business opportunities may arise in the future, and either party may raise such opportunities with the other party. In such an event, the parties may mutually agreed to alter this Agreement, if necessary, to pursue such opportunities.

3.   EXCLUSIVE USE OF VALENCE SUPPLIED LAMINATE

3.1 Hanil Valence Co. shall only design, manufacture, use, sell, and distribute Batteries, using Laminate supplied by Valence,[

                                               ]

3.2 Hanil Valence Co. hereby covenants and warrants that it will not design, develop, manufacture Laminate or any replacement or substitute for Laminate. Hanil Valence Co. further warrants that it will not decompose or reverse engineer Laminate. These requirements are subject to change by mutual agreement of the parties.

4.   VALENCE PERSONNEL SUPPORT

4.1 During the term of this Agreement, Valence shall supply such Valence personnel as necessary to support Hanil Valence Co., without any additional charge to Hanil Valence Co.

4.2 Valence may fulfill this obligation by providing a variety of qualified Valence engineers, depending on the needs of Hanil Valence Co., and their availability from Valence. Hanil Valence shall establish, within a reasonable amount of time, a complete battery design and test laboratory. Hanil Valence Co. may, if it so desires, direct these Valence engineers to assist Hanil Valence Co. in setting up the complete battery design and test laboratory.

4.3 Valence employees at Hanil Valence Co., shall at all times remain employees of Valence. Hanil Valence Co. shall not be liable for any expenses of such visiting Valence employees.

                          CONFIDENTIAL TREATMENT REQUESTED

5.   INITIAL APPLICATIONS DESIGNS AND PROTOTYPES

5.1  Valence shall provide design services for [                      ]
Additionally, Hanil Valence Co. shall be entitled to [

         ] without any additional charge to Hanil Valence Co.

5.2  Following [                   ] Hanil Valence Co. shall be responsible
for its own Battery designs.

5.3  Valence may provide Hanil Valence Co. [
                                  ] at mutually agreeable costs, terms and
scheduling.

6.   TRAINING

6.1 Valence will provide to Hanil Valence Co. the formal training program described in the Formal Training Program Exhibit, attached, without any additional charge to Hanil Valence Co.

6.2 In addition to the formal training program, Hanil Valence Co. may send a reasonable number of its employees to Valence in Mallusk, Northern Ireland, to observe and learn what information is needed to design and manufacture Batteries.

6.3 Hanil Valence Co. employees at Valence, shall at all times remain employees of Hanil Valence Co. Valence shall not be liable for any expenses of such visiting Hanil Valence Co. employees.

7.   MANUFACTURING EQUIPMENT

7.1 Valence grants, without any additional charge, Hanil Valence Co. the rights to use battery manufacturing equipment designed by or for Valence, and manufactured by Valence or its authorized equipment suppliers. These rights include the rights to the designs of the battery manufacturing equipment designed by or for Valence listed in the Manufacturing Equipment Exhibit.

7.2 Valence shall use its best efforts to either sell, upon terms and conditions acceptable to Valence and Hanil Valence Co., or assist Hanil Valence Co. in procuring from Valence's equipment vendors, Battery manufacturing equipment. However, Hanil Valence Co. may also purchase Battery manufacturing equipment from vendors other than Valence or its vendors.

7.3 Valence will specify the first manufacturing line for Hanil Valence Co. Additionally, Valence shall assist in the start up of that line and offer assistance until Hanil Valence Co. has sufficient technical support to do so by itself. Hanil Valence Co. shall use its reasonable efforts to become self sufficient . Valence shall provide Hanil Valence Co. with the documents listed in the Documentation Exhibit, attached hereto, subject to the availability of such documents.

8.   COVENANTS AND WARRANTIES

8.1 The parties each covenants to the other that it shall fully comply with any legislative and regulatory requirements (including any regulations, statutory or otherwise, relating to environmental controls) directly or indirectly applicable to the performance of its obligations hereunder. Because the rights licensed under this Agreement are in part based on some technology of United States origin, Hanil Valence Co. shall comply with all current and future United States export regulations, including export embargoes and export licensing provisions. Valence shall use its best efforts to notify Hanil Valence Co. of such regulations, and any changes thereto.

8.2 Valence warrants to Hanil Valence Co. that it is the legal and beneficial owner or licensee of the technology, intellectual property rights, knowledge and expertise granted to Hanil Valence Co. pursuant to this Agreement and has the power and capacity to enter into this Agreement.

8.3 Each party ("Indemnitor") shall, at its own expense, defend any suit that is instituted against the other ("Indemnitee") to the extent such suit alleges that any goods, information, designs, or any part, of Indemnitee, thereof sold hereunder infringe any patent, trademark, copyright, or trade
secret.   Indemnitor shall not be liable to Indemnitee if such alleged infringement arises from any modification or addition made by anyone other than the Indemnitor, or the use as a part of or in combination with any other devices or parts or from the use to practice any method or process, if there would have been no infringement but for such acts. Indemnitee shall give the Indemnitor immediate notice in writing of any such suit and permits the Indemnitor, through counsel of its choice, to answer the charge of infringement and defend such suit. Indemnitee shall give the Indemnitor all the needed information, assistance and authority, at the Indemnitor's expense, to enable the Indemnitor to defend or settle such suit. In the case of a final award of damages in any suit the Indemnitor, shall pay such award, but shall not be responsible for any settlement made without its prior written consent. In the event the use, lease or sale of the goods is enjoined, the Indemnitor may at its own option and expense (i) procure for the Indemnitee the right to use, lease or sell such goods, (ii) replace such goods, (iii) modify such goods, or (iv) remove such goods and refund the aggregate payments made by the Indemnitee, less a reasonable sum for use, damage and obsolescence. THIS ABOVE STATES THE INDEMNITOR'S TOTAL RESPONSIBILITY AND LIABILITY, AND THE INDEMNITEE'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY GOODS DELIVERED HEREUNDER OR ANY PART THEREOF. THIS SECTION IS IN LIEU OF AND REPLACES ANY OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT.

8.4 The above indemnity obligation with regard intellectual property rights is the sole and only indemnity obligation owed by each party to the other party under this Agreement.

9.   TERM AND TERMINATION

9.1 This Agreement shall continue in effect until terminated pursuant to the provisions of this Agreement or by mutual agreement of the parties.

9.2  A party shall be deemed to have breached or defaulted if:

     9.2.1 any representation, warranty or statement by such party in this Agreement or in any document delivered under this Agreement is not complied with or is or proves to have been incorrect in any material respect when made;

    9.2.2 such party does not perform or comply with any one or more of its material obligations under the Agreement and such party in breach shall fail to rectify that breach within sixty (60) days of written notice of breach being given to that party in the terms of this Section; or

    9.2.4 a winding up or bankruptcy petition is presented, an order is made, an effective resolution passed or legislation enacted for the winding-up other than for the purpose of reconstruction or amalgamation of such party or if a receiver and/or manager is appointed of the undertaking or part thereof of such party; or

    9.2.5 such party is unable to pay its debts as they fall due or stops payment of its debts generally or commences negotiations with its creditors with a view to readjustment or rescheduling of its debts or compounds or enters into any arrangement with or makes any assignment for the benefit of its creditors generally or attempts to do any of the foregoing (except as part of or pursuant to a scheme for reconstruction or amalgamation);

9.3  In the event a party commits a breach or default, as described above in
Section 2.1, the other party hereto shall, without prejudice to any other rights and remedies such party may have, be entitled by notice in writing to the party in breach or default to terminate this Agreement forthwith as against such party.

 9.4 In the event of a termination of this Agreement because of the breach or default of a party, all licenses granted to the other party, and its Affiliated Companies, under this Agreement shall terminate.

9.5 The provisions of this Agreement with regard to confidential information and intellectual property rights indemnity shall survive the termination of this Agreement.

9.6 If Hanil Valence Co. does not receive all necessary Government Approvals, including approvals on this Agreement, the Battery Laminate Supply Agreement, the Joint Venture Agreement, and any tax privileges available under the Foreign Capital Inducement Act of Korea, in from the Korean government within ninety (90) days of the Effective Date of this Agreement, then this Agreement shall immediately be terminated.

9.7 In the event of any termination of the Battery Laminate Supply Agreement between the parties or the Joint Venture Agreement between Valence and Hanil Telecom Co., Ltd., for any reason, then this Agreement shall immediately terminate.

10.  TAXES

10.1 Each party hereto shall be responsible for its own taxes, whether present or future including income tax payable in respect of any sum received by it, levies, goods and services tax, value added tax, impost, deductions or withholding imposed, assessed or collected by any political subdivision or taxing authority of any country in respect of this Agreement, any transaction or any documents contemplated herein. In no circumstances shall either party be obliged to gross up the amount of any payment which it is otherwise obliged to make pursuant to this Agreement so as to ensure that the net amount received by the recipient equals that amount which the recipient would have been entitled to receive in the absence of any applicable withholding tax. However, Hanil Valence Co. shall be liable for any value added tax incurred by Valence's delivery of any goods or services to Hanil Valence Co.

11.  CONFIDENTIALITY AND PUBLIC DISCLOSURE

11.1 "Confidential Information" shall mean that information of either party which is disclosed to the other party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure.

11.2 Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment. Recipient further agrees that except as authorized by the Export Administration Regulations of the U. S. Department of Commerce it will not transmit, directly or indirectly, any "technical data" acquired from the other party hereto to any "Q, S, W, Y or Z" country as those terms are defined in the Regulations.

11.3 It is expressly understood that Recipient shall not be liable for disclosure of any Confidential Information if the same:

     11.3.1    was in the public domain at the time it was disclosed;
     11.3.2    was known to Recipient at the time of disclosure;
     11.3.3 is disclosed with the prior written approval of the other party hereto;
     11.3.4 is disclosed after five (5) years from the termination of this Agreement;

     11.3.5    was independently developed by Recipient; or

     11.3.6 becomes known to Recipient, on a non-confidential basis, from a source other than the other party hereto, without breach of this Agreement by Recipient.

11.4 Each party hereto shall not, except for Hanil Valence Co., except as authorized by the Board of Directors of Hanil Valence Co., or except for either party, as required by any applicable law or regulation of Korea, the Cayman Islands, the Netherlands or the United States of America, reveal to any person, firm or company any of the trade secrets, secret or confidential operations, processes or dealings or confidential information of Hanil Valence Co. or any information concerning the organization, business, finances, transitions or affairs of Hanil Valence Co. which may come to his knowledge hereunder and shall keep with complete secrecy all trade secrets and other confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to Hanil Valence Co. or its Business or may be likely to do so.

11.5 Valence and Hanil Valence Co. agree that the terms and conditions of this Agreement shall not be disclosed to any other party without the prior written consent of the other, which consent should not be unreasonably withheld. Neither Valence nor Hanil Valence Co. shall publish or use any advertising, sales promotion, press release or publicity matters relating to this Agreement, without the prior written approval of the other, which approval shall not be unreasonably withheld. Notwithstanding the forgoing, either party may make such disclosures and press releases as are necessary to meet its disclosure requirements under the laws, regulation and rules of Korea, the Cayman Islands, the Netherlands or the United States of America.

11.6 Hanil Valence Co shall place all its employees and contractors under appropriate confidential and intellectual property rights agreements prior to such persons receiving any confidential information or doing any work for Hanil Valence Co.


12.  GOOD FAITH AND RELATIONSHIP BETWEEN PARTIES

12.1 In entering into this Agreement the parties hereto recognize that it is impracticable to make provisions for every contingency that may arise in the course of the performance thereof. If by reason of any unforeseen occurrence or development the operation of this Agreement is likely to cause any inequitable hardship to any of the parties hereto, the parties hereto shall negotiate immediately in good faith as to what manner the terms and conditions of this Agreement may be modified in order to provide an equitable solution in so far as such is possible within the spirit of this Agreement for such unforeseen occurrence or development.

12.2 The parties hereto hereby agree and declare that they will execute and do all such acts and things as are necessary and within their power and authority for the time being to carry into effect and/or to comply with the provisions of this Agreement.

12.3 Nothing in this Agreement shall be construed to imply the existence of a partnership between the parties hereto. Valence and Hanil Valence Co. each represent and warrant to the other that they have entered into no contracts, nor are subject to any obligations, which prevent them from entering into and performing this Agreement. It is understood and agreed that Valence and Hanil Valence Co. are, and at all times shall remain, independent contractors. At no time shall either Party represent to any third party that it is the agent of the other for any reason whatsoever. Valence and Hanil Valence Co. further covenant that no authorization shall be given to any employee to act for the other Party to this Agreement. In no event shall either Party at any time have authority to make any contracts or commitments on behalf of or as an agent of the other or otherwise make use of its relationship with the other, without the other's express consent in each instance.

13.  LIMITATION OF LIABILITY

In no event shall either party be liable for any indirect, special, incidental or consequential damages resulting from its performance or failure to perform under this Agreement, whether due to a breach of contract, breach of warranty, or such party's negligence. Neither parties' liability hereunder shall exceed the amounts paid hereunder.

14.  GENERAL

14.1 Neither party may assign its rights or obligations under this Agreement without the prior consent of the other, and any purported assignment without such consent shall have no force or effect, except that a party may assign this Agreement incident to the transfer of all or substantially all of its business. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

14.2 No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

14.3 Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond its reasonable control. In the event of any such delay the date of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay. In the event Valence's production is curtailed, Valence may allocate its available production, as reasonably equitable, among its various customers.

14.4 The validity, performance and construction of this Agreement shall be governed by the laws of the State of New York, United States (excluding its conflict of laws provisions).

14.5 Each party hereto shall bear its own costs and expenses in respect of the preparation, negotiation, finalize and execution of this Agreement and the other agreements or documents contemplated herein.

14.6 All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon acknowledged telex or facsimile communication, or seven (7) days after deposit in the mail, postage prepaid, by certified, registered or first class mail, addressed to the parties at their addresses set forth above.

14.7 In the event that any provision of this Agreement is prohibited by any law governing its construction, performance or enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement.

14.8 The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states that it is such a modification, and is signed by an authorized representative of each party hereto. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not made a part of the order by its express terms.

14.9 Section titles used herein are for reference only and shall not be for purposes of interpretation.

14.10 This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

14.11 This Agreement, including exhibits, constitutes the entire Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter, and shall take precedence over any additional or conflicting terms which may be contained in either party's purchase orders or order acknowledgment forms.


ACCEPTED AND AGREED:

VALENCE TECHNOLOGY B.V.                           HANIL VALENCE CO., LTD.
By:                                               By:
    ------------------------                         ------------------------
signature of authorized                           signature of authorized
representative                                    representative

Melvern Slates
--------------------------                        -------------------------
printed name                                      printed name

Managing Director
----------------------                            -------------------------
title                                             title

----------------------                            -------------------------
date                                              date

                         CONFIDENTIAL TREATMENT REQUESTED


Formal Training Exhibit


Valence shall provide the following formal training in one continuous training course for two to ten Hanil Valence Co. employees at the Valence Technology, Inc. facilities in Mallusk, Northern Ireland. Starting date for the training course shall mutually be agreed upon.

1.  Basic Electrochemistry

    [




                                                                          ]


2.  Battery Technology

    [




                                                                          ]

    e.  Shipping Regulations

    f.  Battery Design Center Set-Up

    g.  Prototype Construction

    h.  Design for Manufacturing

3.  Cell Assembly, Manufacturing Equipment and Production Systems

    [




                                                                          ]

                         CONFIDENTIAL TREATMENT REQUESTED


[




                                                                          ]

4.  Quality Control

    a.  Concepts, Control Points, Specifications, Equipment

5.  Production Testing

    a.  Preliminary Screening, Quality Control Sampling

6.  Management Information Systems

    a.  Quality Control, Production, Testing

7.  Battery Cycler Network and Database

8.  Review of All Processes of Production Line from Beginning to End

                           CONFIDENTIAL TREATMENT REQUESTED


Manufacturing Equipment Exhibit

1.   [




                                                                          ]


2.   [




                                                                          ]
3.   [




                                                                          ]
4.   [




                                                                          ]
5.   [




                                                                          ]
6.   [




                                                                          ]



7.  Miscellaneous Equipment

    a.  Battery testing equipment

    b.  Battery tester network and database systems

    c.  Battery safety test equipment and test chambers

    d.  Specialized laboratory equipment for component testing

                          CONFIDENTIAL TREATMENT REQUESTED


Documentation Exhibit


1.  Building design guidelines

2.  Schematic diagrams of processes

3.  Manufacturing equipment layout

4.  Equipment and tooling design drawings

5.  Process control documents

6.  Manufacturing tooling specifications

7.  Quality control documents

8.  Product specifications

9.  [                                                                     ]

10. [                                                                     ]